As filed with the Securities and Exchange Commission on January 14, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOMARIN PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0397820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

770 Lindaro Street San Rafael, California	94901
(Address of Principal Executive Offices)	(Zip Code)

BioMarin Pharmaceutical Inc. 2014 Inducement Plan

(Full title of the plan)

G. Eric Davis, Esq.

Senior Vice President, General Counsel and Secretary

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, California 94949

(Name and address of agent for service)

(415) 506-6700

(Telephone number, including area code, of agent for service)

Copy to:

Thomas Pollock, Esq.

Paul Hastings LLP

55 Second Street, 24th Floor

San Francisco, California 94105-3441

(415) 856-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	1,700,000 (2)	$92.56 (3)	$157,352,000 (3)	$18,284.30 (3)

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the BioMarin Pharmaceutical Inc. 2014 Inducement Plan (the “2014 Inducement Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of BioMarin Pharmaceutical Inc. Common Stock.
(2)	Represents 1,700,000 shares of Common Stock reserved for awards available for future grant under the 2014 Inducement Plan.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of the average of high and low sale prices for a share of Common Stock of BioMarin Pharmaceutical Inc. (BMRN) as reported on The NASDAQ Global Select Market on January 7, 2015, a date within five (5) business days prior to the filing of this Registration Statement.

REGISTRATION STATEMENT ON FORM S-8

The Registrant has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 1,700,000 shares of the Registrant’s common stock, par value $0.001 per share, issuable pursuant to awards granted under the BioMarin Pharmaceutical Inc. 2014 Inducement Plan (the “2014 Inducement Plan”). Shares registered hereunder may be granted as a material inducement for persons to become employees of the Registrant or its subsidiaries.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is included in documents to be sent or given to participants in the 2014 Inducement Plan pursuant to Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), and the instructions to Form S-8, such documents are not being filed with the Commission either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

(a) (1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Commission on February 26, 2014;

(b) (1)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the Commission on May 2, 2014;

(b) (2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed with the Commission on July 31, 2014;

(b) (3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as filed with the Commission on October 28, 2014;

(b) (4)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on March 6, 2014;

(b) (5)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on March 13, 2014;

(b) (6)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on March 25, 2014;

(b) (7)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on June 10, 2014;

(b) (8)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on August 1, 2014;

(b) (9)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on October 14, 2014;

(b) (10)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on November 24, 2014;

(b) (11)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on November 26, 2014;

(b) (12)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on December 10, 2014;

(b) (13)	The Registrant’s Current Report on Form 8-K, as filed with the Commission on December 23, 2014;

(b) (14)	The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from the Registrant’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), as filed with the Commission on April 22, 2014; and

(c) (1)	The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form S-3ASR, as filed with the Commission on October 7, 2013.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the General Corporation Law of the State of Delaware (the “DGCL”), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual who served or is serving at the corporation’s request as a director, officer, employee or agent of another organization, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director, officer, employee or agent had no reasonable cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any present or former director, officer, employee or agent of the corporation, or any individual who served or is serving at the corporation’s request as a director, officer, employee or agent of another corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director, officer, employee or agent shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that (i) to the extent a present or former director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) the indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the persons seeking indemnification may be entitled; and (iii) the corporation is empowered to purchase and maintain insurance on behalf of a present or former director, officer, employee or agent of the corporation, or any individual who is or was serving at the corporation’s request as a director, officer or employee of another organization, against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL.

Pursuant to this authority, as well as the authority granted by the Registrant’s Amended and Restated Certificate of Incorporation, as amended, and its Amended and Restated Bylaws, the Registrant has entered into an indemnification agreement with each director and executive officer whereby the Registrant has agreed to cover the indemnification obligations.

The Registrant maintains directors’ and officers’ insurance providing indemnification against certain liabilities for certain of its directors, officers, affiliates, partners and employees.

The indemnification provisions in the Registrant’s Amended and Restated Bylaws, and the indemnification agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities arising under the Securities Act.

Reference is made to the following documents incorporated by reference into this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein: (1) the Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 23, 2003; (2) the Certificate of Correction to Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 5, 2005; (3) the Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 22, 2012; (4) the Amended and Restated Bylaws, filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 23, 2010; and (5) the form of Indemnification Agreement entered into by the Registrant with each of its directors and executive officers, filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 19, 2010.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation (1)

4.2	Certificate of Correction to Certificate of Amendment to Amended and Restated Certificate of Incorporation (2)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (3)

4.4	Amended and Restated Bylaws (4)

4.5	BioMarin Pharmaceutical Inc. 2014 Inducement Plan (5)

5.1	Opinion of Paul Hastings LLP *

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm *

23.2	Consent of Paul Hastings LLP (included in its opinion filed as Exhibit 5.1 hereto) *

24.1	Power of Attorney (included on the signature page)

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 23, 2003.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 5, 2005.
(3)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Commission on February 22, 2012.
(4)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 23, 2010.
(5)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 23, 2014.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California, on this 14th day of January, 2015.

BIOMARIN PHARMACEUTICAL INC.

By:	/s/ Jean-Jacques Bienaimé
Jean-Jacques Bienaimé
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of the Registrant hereby constitute and appoint Jean-Jacques Bienaimé and Daniel Spiegelman, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file each such amendment to this Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Jacques Bienaimé Jean-Jacques Bienaimé	Chief Executive Officer and Director (Principal Executive Officer)	January 14, 2015

/s/ Daniel Spiegelman Daniel Spiegelman	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 14, 2015

/s/ Brian R. Mueller Brian R. Mueller	Group Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	January 14, 2015

/s/ Pierre Lapalme Pierre Lapalme	Chairman and Director	January 14, 2015

/s/ Kenneth Bate Kenneth Bate	Director	January 14, 2015

/s/ Michael G. Grey Michael G. Grey	Director	January 14, 2015

/s/ Elaine J. Heron Elaine J. Heron	Director	January 14, 2015

/s/ V. Bryan Lawlis V. Bryan Lawlis	Director	January 14, 2015

/s/ Alan J. Lewis Alan J. Lewis	Director	January 14, 2015

/s/ Richard A. Meier Richard A. Meier	Director	January 14, 2015

Dennis J. Slamon	Director	January , 2015

/s/ William D. Young William D. Young	Director	January 14, 2015

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation (1)

4.2	Certificate of Correction to Certificate of Amendment to Amended and Restated Certificate of Incorporation (2)

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (3)

4.4	Amended and Restated Bylaws (4)

4.5	BioMarin Pharmaceutical Inc. 2014 Inducement Plan (5)

5.1	Opinion of Paul Hastings LLP *

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm *

23.2	Consent of Paul Hastings LLP (included in its opinion filed as Exhibit 5.1 hereto) *

24.1	Power of Attorney (included on the signature page)

*	Filed herewith.
(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 23, 2003.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 5, 2005.
(3)	Incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Commission on February 22, 2012.
(4)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 23, 2010.
(5)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 23, 2014.